Exhibit 99.1
Forum Energy Technologies Announces
First Quarter 2026 Results;
Raises Full Year 2026 Adjusted EBITDA Guidance
•Orders: $221 million, book-to-bill ratio of 106%
•Revenue: $209 million
•Net income and adjusted net income: $4 million and $6 million
•Adjusted EBITDA: $23 million
•Share repurchases: $5 million returned to shareholders
•2026 adjusted EBITDA guidance increased: $95 - $110 million
HOUSTON, TEXAS, April 30, 2026 - Forum Energy Technologies, Inc. (NYSE: FET) today announced first quarter 2026 revenue of $209 million and net income of $4 million or $0.39 per diluted share. Adjusting for restructuring costs, net income was $6 million or approximately $0.47 per diluted share.1
Neal Lux, President and Chief Executive Officer, remarked, “FET’s first quarter results continued our momentum from 2025, with revenue and adjusted EBITDA growing 8% and 14% year-over-year. We received strong orders for our differentiated products and increased our backlog 44% compared to the first quarter 2025. The execution of our “Beat the Market” strategy continues to yield share gains.
“The conflict in the Middle East has produced significant hardships for the region. Thankfully, our employees remain safe and we experienced minimal impact to our financial results. Longer term, we expect elevated commodity prices and increased upstream spending to drive demand for FET’s innovative products and technology. The combination of market expansion and our “Beat the Market” strategy’s results provide additional confidence we will achieve our long-term FET 2030 goals.
“In the near term, we expect second quarter results to increase substantially, with adjusted EBITDA between $24 and $30 million. This performance will be driven by backlog conversion, cost savings, and market share gains. While we are seeing signs of increased industry activity, our current forecast conservatively assumes a flat market. However, with a strong start to the year, we are raising the mid-point of our full year 2026 adjusted EBITDA guidance range to $103 million, a 20% percent increase over 2025 results.”

1 See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.

Segment Results (unless otherwise noted, comparisons are first quarter 2026 versus fourth quarter 2025)
Drilling and Completions segment revenue was $127 million, comparable to the previous quarter. Adjusted EBITDA of $13 million increased 6%, benefiting from cost savings initiatives and improved plant utilization related to facilities consolidation. Book-to-bill was 107%, due to higher demand for capital equipment in both the Stimulation and Intervention and the Drilling product lines, and increased demand for wireline cables. Drilling and Completions provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $82 million, a 9% increase, due to increased volumes across all product lines. Adjusted EBITDA of $17 million was relatively flat due primarily to unfavorable product mix. Book-to-bill was 104%, primarily due to an increase in valve product demand. Artificial Lift and Downhole engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
Earnings Conference Call
FET will host its first quarter 2026 earnings conference call at 10:00 a.m. Central Time on Friday, May 1, 2026. The call will be webcast through the Investor Relations link on FET’s website at https://ir.f-e-t.com. Participants may also join the call by registering at https://register-conf.media-server.com/register/BI0550f13ec9dd4976b8fc81aeff11d6be. A replay of the call will be available on the Investor Relations website after the completion of the call at approximately 5:00 p.m. Central Time.
FET is a global manufacturing company, serving the oil, natural gas, defense, and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Non-GAAP Financial Measures
The Company presents its financial results in accordance with GAAP. However, management believes that non-GAAP measures are useful tools for evaluating the Company's overall financial performance. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for those prepared in accordance with GAAP and should, therefore, be considered only as a supplement. Please see the attached schedules for reconciliations between GAAP and the non-GAAP financial measures used in this press release. The company is unable to provide a reconciliation of forward-looking adjusted net income and adjusted EBITDA to GAAP net income because items that impact GAAP net income, such as restructuring charges, transaction expenses, and foreign exchange losses (gains), cannot be reasonably predicted.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (income)
(Unaudited)

	Three months ended
	March 31,		December 31,
(in thousands, except per share information)	2026	2025	2025
Revenue	$208,700	$193,279	$202,200
Cost of sales	147,709	134,918	141,118
Gross profit	60,991	58,361	61,082
Operating expenses
Selling, general and administrative expenses	50,008	49,383	48,888
Transaction expenses	148	51	57
Loss on disposal of assets and other	(170)	123	(627)
Total operating expenses	49,986	49,557	48,318
Operating income	11,005	8,804	12,764
Other expense (income)
Interest expense	4,141	4,983	4,258
Foreign exchange losses (gains) and other, net	(523)	(1,068)	247
Total other expense	3,618	3,915	4,505
Income before taxes	7,387	4,889	8,259
Income tax expense	2,895	3,767	6,187
Net income	$4,492	$1,122	$2,072

Weighted average shares outstanding
Basic	11,214	12,303	11,209
Diluted	11,641	12,568	12,085

Earnings per share
Basic	$0.40	$0.09	$0.18
Diluted	$0.39	$0.09	$0.17

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	March 31,	December 31,
(in thousands of dollars)	2026	2025
Assets
Current assets
Cash and cash equivalents	$37,488	$34,661
Accounts receivable—trade, net	155,480	142,396
Inventories, net	236,412	239,420
Other current assets	34,936	32,407
Total current assets	464,316	448,884
Property and equipment, net of accumulated depreciation	49,590	51,905
Operating lease assets	83,217	80,733
Goodwill and other intangible assets, net	151,741	158,304
Other long-term assets	14,201	12,629
Total assets	$763,065	$752,455
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1,383	$1,407
Other current liabilities	207,229	205,127
Total current liabilities	208,612	206,534
Long-term debt, net of current portion	152,337	134,521
Other long-term liabilities	121,433	120,257
Total liabilities	482,382	461,312
Total equity	280,683	291,143
Total liabilities and equity	$763,065	$752,455

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Three months ended March 31,
(in thousands of dollars)	2026	2025
Cash flows from operating activities
Net income	$4,492	$1,122
Depreciation and amortization	7,802	8,975
Inventory write-down	397	390
Other noncash items and changes in working capital	(11,064)	(1,161)
Net cash provided by operating activities	1,627	9,326

Cash flows from investing activities
Capital expenditures for property and equipment	(256)	(2,110)
Proceeds from sale of property and equipment	3	14
Net cash used in investing activities	(253)	(2,096)

Cash flows from financing activities
Borrowings of debt	137,934	132,038
Repayments of debt	(120,580)	(149,040)
Repurchases of stock	(4,569)	(1,997)
Payment of withheld taxes on stock-based compensation plans	(9,274)	(1,321)
Deferred financing costs	(1,659)	(693)
Net cash provided by (used in) financing activities	1,852	(21,013)

Effect of exchange rate changes on cash	(399)	265
Net increase (decrease) in cash, cash equivalents and restricted cash	$2,827	$(13,518)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in thousands of dollars)	March 31, 2026	March 31, 2025	December 31, 2025	March 31, 2026	March 31, 2025	December 31, 2025
Revenue
Drilling and Completions	$126,739	$115,569	$126,916	$126,739	$115,569	$126,916
Artificial Lift and Downhole	82,098	77,796	75,461	82,098	77,796	75,461
Eliminations	(137)	(86)	(177)	(137)	(86)	(177)
Total revenue	$208,700	$193,279	$202,200	$208,700	$193,279	$202,200

Operating income (loss)
Drilling and Completions	$8,909	$9,379	$9,736	$10,081	$9,801	$9,268
Operating Margin %	7.0%	8.1%	7.7%	8.0%	8.5%	7.3%
Artificial Lift and Downhole	11,584	7,297	11,708	11,593	7,458	11,851
Operating Margin %	14.1%	9.4%	15.5%	14.1%	9.6%	15.7%
Corporate	(9,510)	(7,698)	(9,250)	(9,055)	(7,570)	(8,838)
Total segment operating income (loss)	10,983	8,978	12,194	12,619	9,689	12,281
Other items not in segment operating income (loss) (1)	22	(174)	570	(64)	(123)	(14)
Total operating income (loss)	$11,005	$8,804	$12,764	$12,555	$9,566	$12,267
Operating Margin %	5.3%	4.6%	6.3%	6.0%	4.9%	6.1%

EBITDA (2)
Drilling and Completions	$12,170	$13,304	$12,984	$12,807	$12,409	$12,050
EBITDA Margin %	9.6%	11.5%	10.2%	10.1%	10.7%	9.5%
Artificial Lift and Downhole	15,943	12,725	15,961	16,619	13,492	16,902
EBITDA Margin %	19.4%	16.4%	21.2%	20.2%	17.3%	22.4%
Corporate	(8,783)	(7,182)	(8,587)	(6,540)	(5,843)	(6,266)
Total EBITDA	$19,330	$18,847	$20,358	$22,886	$20,058	$22,686
EBITDA Margin %	9.3%	9.8%	10.1%	11.0%	10.4%	11.2%

(1) Includes transaction expenses, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in thousands of dollars)	March 31, 2026	March 31, 2025	December 31, 2025
Orders
Drilling and Completions	$135,458	$132,133	$106,407
Artificial Lift and Downhole	85,710	68,555	80,790
Total orders	$221,168	$200,688	$187,197

Revenue
Drilling and Completions	$126,739	$115,569	$126,916
Artificial Lift and Downhole	82,098	77,796	75,461
Eliminations	(137)	(86)	(177)
Total revenue	$208,700	$193,279	$202,200

Book to bill ratio (1)
Drilling and Completions	1.07	1.14	0.84
Artificial Lift and Downhole	1.04	0.88	1.07
Total book to bill ratio	1.06	1.04	0.93

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	March 31, 2026			March 31, 2025			December 31, 2025
(in thousands, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$11,005	$19,330	$4,492	$8,804	$18,847	$1,122	$12,764	$20,358	$2,072
% of revenue	5.3%	9.3%		4.6%	9.8%		6.3%	10.1%
Restructuring and other costs	1,488	1,488	1,488	796	796	796	633	633	633
Transaction expenses	148	148	148	51	51	51	57	57	57
Inventory and other assets impairment adjustments	(86)	(86)	(86)	(85)	(85)	(85)	(1,187)	(1,187)	(1,187)
Stock-based compensation expense	—	2,520	—	—	1,819	—	—	2,598	—
Foreign exchange losses (gains) and other, net (2)	—	(514)	(514)	—	(1,370)	(1,370)	—	227	227
Foreign tax settlement	—	—	—	—	—	—	—	—	3,163
As adjusted (1)	$12,555	$22,886	$5,528	$9,566	$20,058	$514	$12,267	$22,686	$4,965
% of revenue	6.0%	11.0%		4.9%	10.4%		6.1%	11.2%

Diluted shares outstanding as reported			11,641			12,568			12,085
Diluted shares outstanding as adjusted			11,641			12,568			12,085

Diluted EPS - as reported			$0.39			$0.09			$0.17
Diluted EPS - as adjusted			$0.47			$0.04			$0.41

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting Items

	Three months ended
(in thousands of dollars)	March 31, 2026	March 31, 2025	December 31, 2025
EBITDA reconciliation (1)
Net income	$4,492	$1,122	$2,072
Interest expense	4,141	4,983	4,258
Depreciation and amortization	7,802	8,975	7,841
Income tax expense	2,895	3,767	6,187
EBITDA	$19,330	$18,847	$20,358

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting items

	Three months ended
(in thousands of dollars)	March 31, 2026	March 31, 2025	December 31, 2025
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$1,627	$9,326	$22,437
Capital expenditures for property and equipment	(256)	(2,110)	(1,562)
Proceeds from sale of property and equipment	3	14	844
Free cash flow, before acquisitions	$1,374	$7,230	$21,719

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Table 4 - Net Leverage Ratio (1)
(Unaudited)

(in thousands of dollars)	March 31, 2026	December 31, 2025
2029 Bonds	$100,000	$100,000
Credit Facility	55,053	37,282
Other debt	3,751	4,008
Long-term debt, principal amount	158,804	141,290
Less: Cash and cash equivalents	37,488	34,661
Net debt	121,316	106,629

Trailing Twelve Months Adjusted EBITDA	89,230	86,403
Net leverage ratio	1.4	1.2

(1) The Company believes net leverage ratio is an important measure because it represents the Company's ability to meet its financial obligations.

Forum Energy Technologies, Inc.
Table 5 - Revenue Per Rig
(Unaudited)

	Three months ended
(in thousands of dollars)	March 31, 2026	March 31, 2025	March 31, 2024
Revenue	$208,700	$193,279	$202,392
Average global rig count (1)	1,832	1,900	2,015
Free cash flow, before acquisitions	$114	$102	$100

(1) The table above shows the average number of active drilling rigs operating based on the weekly rig count information published by Baker Hughes Company. In the third quarter of 2025, Baker Hughes implemented a revised methodology for counting rigs, primarily affecting data pertaining to Saudi Arabia. Baker Hughes only adjusted data back January 2024.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in thousands of dollars)	March 31, 2026		March 31, 2025		December 31, 2025
Revenue	$	%	$	%	$	%
Drilling	$32,730	15.7%	$32,113	16.5%	$35,713	17.6%
Subsea	35,495	17.0%	22,140	11.5%	29,513	14.6%
Stimulation and Intervention	33,047	15.8%	37,428	19.4%	30,854	15.3%
Coiled Tubing	25,467	12.2%	23,888	12.4%	30,836	15.3%
Drilling and Completions	126,739	60.7%	115,569	59.8%	126,916	62.8%

Downhole	50,559	24.2%	47,668	24.7%	47,800	23.6%
Production Equipment	18,750	9.0%	19,059	9.9%	15,574	7.7%
Valve Solutions	12,789	6.1%	11,069	5.7%	12,087	6.0%
Artificial Lift and Downhole	82,098	39.3%	77,796	40.3%	75,461	37.3%
Eliminations	(137)	—%	(86)	(0.1)%	(177)	(0.1)%

Total revenue	$208,700	100.0%	$193,279	100.0%	$202,200	100.0%